Exhibit 99.1

Oplink Reports Fourth Quarter Fiscal Year 2013 Financial Results

Fremont, Calif., -- August 8, 2013 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its fourth quarter of fiscal year 2013, ended June 30, 2013.

Revenue for the quarter was $49.3 million, an increase of 12% over prior quarter revenue of $44.1 million and fourth quarter fiscal 2012 revenue of $44.2 million.  GAAP net income was $4.5 million, or $0.23 per diluted share, up from $2.1 million, or $0.11 per diluted share, in the prior quarter and a net loss of $5.2 million, or $(0.27) per diluted share, reported for the fourth quarter of fiscal 2012.

Non-GAAP net income for the fourth quarter was $4.7 million, or $0.24 per diluted share, compared to $3.4 million, or $0.18 per diluted share, reported in the prior quarter, and $3.8 million, or $0.19 per diluted share, reported for the fourth quarter of fiscal 2012.  A reconciliation of the non-GAAP financial measures to their GAAP equivalents is included in the financial tables accompanying this press release.

For fiscal year 2013, revenue was $183.4 million, compared to $174.9 million for fiscal 2012. GAAP net income for fiscal 2013 was $13.4 million, or $0.69 per diluted share, compared to a GAAP net loss of $2.6 million, or $(0.13) per share, for fiscal 2012.  Non-GAAP net income for fiscal 2013 was $17.6 million, or $0.91 per diluted share, compared to non-GAAP net income of $11.4 million, or $0.57 per diluted share, for fiscal 2012.

“The fourth quarter closed a solid year of financial performance for Oplink,” said Joe Liu, Chairman and CEO of Oplink. “As we enter fiscal 2014, we are seeing some signs of increased demand, and we are optimistic that these trends will continue.  We see growth opportunities for our products in both the telecom and datacom markets and we will continue to work closely with our customers to bring cost-effective, next generation optical solutions to market to meet the increasing demand for bandwidth.”

Business Outlook for the Quarter Ending September 29, 2013

For the quarter ending September 29, 2013, the Company expects to report revenue of $51 to $55 million and GAAP net income of $0.11 to $0.17 per diluted share.  On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and any other non-cash or non-recurring charges, the Company expects earnings per diluted share of $0.18 to $0.24.  GAAP and non-GAAP net income per diluted share for the quarter ending September 29, 2013 assume an effective tax rate of 20%.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on August 8, 2013.  The conference call can be accessed by dialing 1-877-941-6010, or 1-480-629-9644 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on August 8, 2013 until 11:59 p.m. Pacific Time on August 15, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4633564#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink’s “core operating performance” and its results of operations may look in the future. Oplink defines “core operating performance” as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits or charges, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink’s view of “core operating performance.”

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink’s customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This press release contains forward-looking statements, including without limitation the statements under the heading “Business Outlook for the Quarter Ending September 29, 2013.” These forward-looking statements involve risks and uncertainties that could cause Oplink’s results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: (1) possible reductions in customer orders or delays in shipments of products to customers; (2) potential delays in introduction of new Oplink products; (3) Oplink’s reliance on a small number of customers for a substantial portion of its revenues; (4) Oplink’s reliance on third parties to supply critical components and materials for its products; (5) intense competition in Oplink’s target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; (6) risks relating to the new Mobile Interactive business, including the risk that the products and services, being new and unproven, may not achieve market acceptance, the risk that Oplink may not be successful in developing adequate sales channels for these products and services, and the risk of write-downs for slow-moving or obsolete inventory; (7) changes in our effective tax rate, which could reduce our net income; and (8) other risks detailed from time to time in Oplink’s periodic reports filed with the Securities and Exchange Commission, including the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

(TABLES TO FOLLOW)

###

Investor Relations:
Shirley Yin
510-933-7233
ir@oplink.com

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 30,	July 1,
	2013	2012
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$65,014	$81,233
Short-term investments	105,829	85,382
Accounts receivable, net	40,735	33,165
Inventories	30,028	19,091
Prepaid expenses and other current assets	7,029	8,633
Deferred tax assets	809	1,609
Total current assets	249,444	229,113
Property, plant and equipment, net	47,687	45,392
Long-term investments	3,307	9,606
Goodwill and intangible assets, net	1,146	1,648
Deferred tax assets	7,083	7,151
Other assets	16,504	12,279
Total assets	$325,171	$305,189

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,166	$11,739
Accrued liabilities and other current liabilities	13,579	12,460
Total current liabilities	31,745	24,199
Non-current liabilities	10,225	8,858
Total liabilities	41,970	33,057
Stockholders' equity	283,201	272,132
Total liabilities and stockholders' equity	$325,171	$305,189

(1)	The July 1, 2012 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended			Years Ended
	June 30,	March 31,	July 1,	June 30,	July 1,
	2013	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(1)

Revenues	$49,293	$44,124	$44,245	$183,400	$174,928
Cost of revenues	31,774	28,474	29,062	117,072	118,766
Gross profit	17,519	15,650	15,183	66,328	56,162
Operating expenses:
Research and development	6,794	6,281	5,348	24,336	21,037
Sales and marketing	3,750	3,590	3,084	13,900	10,993
General and administrative	2,273	2,174	2,033	8,710	12,876
Stock compensation expense	1,323	1,252	1,275	5,483	5,438
Amortization of intangible assets	86	91	91	359	664
Net (gain) loss on sale/disposal of assets	(1,377)	(258)	13	(1,647)	(353)
Total operating expenses	12,849	13,130	11,844	51,141	50,655
Income from operations	4,670	2,520	3,339	15,187	5,507
Interest and other income, net	1,809	201	130	2,688	539
Income before provision for income taxes	6,479	2,721	3,469	17,875	6,046
Provision for income taxes	1,978	670	8,639	4,504	8,628
Net income (loss)	$4,501	$2,051	$(5,170)	$13,371	$(2,582)

Net income (loss) per share:
Basic	$0.24	$0.11	$(0.27)	$0.70	$(0.13)
Diluted	$0.23	$0.11	$(0.27)	$0.69	$(0.13)

Shares used in per share calculation:
Basic	19,105	19,029	19,117	19,080	19,302
Diluted	19,390	19,252	19,117	19,388	19,302

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended			Years Ended
	June 30,	March 31,	July 1,	June 30,	July, 1
	2013	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss), GAAP	$4,501	$2,051	$(5,170)	$13,371	$(2,582)
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	91	81	76	344	366
Amortization of intangible assets	35	36	36	143	644
Total related to cost of revenues	126	117	112	487	1,010

Related to operating expenses:
Legal settlement	-	-	-	-	3,317
Stock compensation expense	1,323	1,252	1,275	5,483	5,438
Amortization of intangible assets	86	91	91	359	664
Total related to operating expenses	1,409	1,343	1,366	5,842	9,419

Gain on sale of equity investments	(1,761)	-	-	(1,761)	-
Tax adjustments (2)	-	-	8,143	-	8,143
Tax effects on non-GAAP adjustments	430	(130)	(686)	(329)	(4,635)

Non-GAAP net income	$4,705	$3,381	$3,765	$17,610	$11,355

Net income per share, non-GAAP:
Basic	$0.25	$0.18	$0.20	$0.92	$0.59
Diluted	$0.24	$0.18	$0.19	$0.91	$0.57

Shares used in per share calculation:
Basic	19,105	19,029	19,117	19,080	19,302
Diluted	19,390	19,252	19,587	19,388	19,897

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$17,519	$15,650	$15,183	$66,328	$56,162
Stock compensation expense included in cost of revenues	91	81	76	344	366
Amortization of intangible assets included in cost of revenues	35	36	36	143	644
Non-GAAP gross profit	$17,645	$15,767	$15,295	$66,815	$57,172

GAAP gross margin rate	35.5%	35.5%	34.3%	36.2%	32.1%
Non-GAAP gross margin rate	35.8%	35.7%	34.6%	36.4%	32.7%

(1)	The condensed consolidated statement of operations for the year ended July 1, 2012 has been derived from audited financial statements at that date.

(2)
The adjustment recorded in the fourth quarter of fiscal 2012 was related to the deferred tax implications of the transfer of certain intercompany liabilities.  As a result of the transfer, certain deferred tax assets will not be realized by the US entity.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Years Ended
	June 30,	July 1,
	2013	2012
	(Unaudited)	(1)
Cash flows from operating activities:
Net income (loss)	$13,371	$(2,582)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,233	6,359
Amortization of intangible assets	502	1,308
Stock compensation expense	5,827	5,804
Deferred income taxes	1,084	9,168
Net gain on sale/disposal of assets and equity investments	(3,481)	(353)
Other	810	(99)
Change in assets and liabilities	(5,604)	4,015
Net cash provided by operating activities	19,742	23,620

Cash flows from investing activities:
Net (purchases) maturities of investments	(25,208)	40,088
Net purchases of property, plant and equipment	(7,564)	(11,664)
Net sales (purchases) of cost or equity investments	3,782	(200)
Business acquisition	(1,090)	-
Net cash (used in) provided by investing activities	(30,080)	28,224

Cash flows from financing activities:
Proceeds from issuance of common stock	3,487	4,166
Repurchase of common stock	(8,320)	(26,402)
Other	(1,205)	(1,002)
Net cash used in financing activities	(6,038)	(23,238)

Effect of exchange rate changes on cash and cash equivalents	157	(17)
Net (decrease) increase in cash and cash equivalents	(16,219)	28,589
Cash and cash equivalents, beginning of period	81,233	52,644
Cash and cash equivalents, end of period	$65,014	$81,233

(1)	The condensed consolidated statement of cash flows for the year ended July 1, 2012 has been derived from audited financial statements at that date.